Exhibit 10.1

MDU Resources Group, Inc.
Jason L. Vollmer 2016 Performance Share Award Opportunity Chart

		Threshold		Target		Maximum
Name	Title	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)
Jason L. Vollmer	Vice President, Chief Accounting Officer and Treasurer	953	2,144	4,767	10,726	9,534	21,452